UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

August 18, 2010

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 18, 2010, China Recycling Energy Corporation (the “Company”) and its wholly-owned subsidiaries Sifang Holdings Co., Ltd. (“Sifang”), Shanghai TCH Energy Technology Co., Ltd.(“Shanghai TCH”), Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”) entered into a Notes Purchase Agreement (the “Note Agreement”) with China Cinda (HK) Asset Management Co., Ltd, a company organized under the laws of the Hong Kong Special Administrative Region of China (“Cinda”).  Under the terms of the Note Agreement, the Company will issue and sell to Cinda and Cinda will purchase from the Company two tranches of convertible notes (the “Notes”), each having a principal amount equal to the US Dollar equivalent of RMB 50 million.  Also on August 18, 2010, Xi’an TCH and China Jingu International Trust Co. Ltd. (“Jingu”), an affiliate of Cinda also entered into a Capital Trust Loan Agreement (“Trust Loan Agreement”), in which Jingu will raise 100 million RMB under a Jingu CREG Recycling Economy No. 1 Collective Fund Trust Plan (“Trust Plan”) and lend such amount under the Trust Plan to Xi’an TCH (the “Loans”).  If the Loans under the Trust Loan Agreement do not occur, then under the Note Agreement the principal amount of the Notes to be issued in each tranche will be the US dollar equivalent of RMB 100 million.  All proceeds from the Notes and the Loans will be used to complete the Phases IV and V of the Erdos TCH Energy Saving Development Co., Ltd.(“Erdos TCH”) project, a joint venture between Xi’an TCH and Erdos Metallurgy Co., Ltd. to recycle waste heat from Erdos Metallurgy’s refining plants to generate power and steam and sell them back to Erdos Metallurgy, as well as other working capital needs.

The term of the Loans is for three years from the date of the first draw down.  The interest rate for the Loans is the People’s Bank of China (“PBOC”)’s three year loan base interest rate plus two percent (2%).  If the Loans are not exchanged or fully exchanged for shares of the Common Stock of the Company as described below prior to maturity, Xi’an TCH will pay the difference between the interest rate described above and a rate of 18% on the outstanding amount.  Under the Trust Loan Agreement and separate agreements entered by Jingu, Erdos TCH, Shanghai TCH, Xi’an TCH and Mr. Guohua Ku on August 18, 2010, Erdos TCH shall pledge the accounts receivable, equipment and assets of  its Phases IV and V projects to Jingu as a guarantee to the Loans, Xi’an TCH shall pledge its 80% equity in Erdos TCH to Jingu as a guarantee to the Loans, Shanghai TCH shall provide a joint liability guarantee to Jingu for the Loans, and Mr. Guohua Ku shall provide his personal joint liability to Jingu for the Loans.

Under the Note Agreement the Notes shall be issued before August 18, 2011.  The Notes have a three year maturity date from the date of the issuance of the first tranche.  The exchange rate between RMB and US Dollar for each issue of Notes is the middle rate published by the PBOC for the second business day prior to each issuance.  Each Note bears interest at a rate equal to that of PBOC base interest rate for the relevant interest period (the period commencing on and including January 1 of each year and ending on and including December 31 of such year) plus two percent (2%).  If Cinda does not convert or fully convert the Notes to shares prior to maturity, the Company will pay the difference between the interest rate described above and a rate of 18% on the outstanding amount.

Each Note has a conversion price at the lower of (i) US$ 2.46 per share or (ii) an amount equal to the Company’s earnings per share based upon the consolidated earnings of the Company for 2010 on a weighted average fully diluted basis, multiplied by 7.  In connection with the Trust Loan Agreement, the Company also entered into an Exchange Rights Agreement pursuant to which the Loans can be exchanged (on the same terms as the Notes can be converted) for shares of the Company’s common stock which can in turn be registered under the Registration Rights Agreement.

As collateral for the Notes, Mr. Guohua Ku, the CEO and a major shareholder of the Company, has entered into a Share Pledge Agreement with Cinda, on August 18, 2010, to pledge 4,500,000 shares of the Company’s common stock held by him to secure the first Note.  The Agreement also calls for an additional 4,500,000 shares of the Company’s common stock held by Mr. Ku to secure the second Note before its issuance.

In connection with the Note Agreement, the Company, Carlyle Asia Growth Partners III, L.P, CAGP III Co-Investment, L.P (“Carlyle”), Cinda and Mr. Guohua Ku entered into an Amended and Restated Shareholders Agreement, on August 18, 2010 (the “Shareholders Agreement”), which has certain changes in the governance provisions of the Company, including the increase of the number of directors to nine (9), and Cinda has the right to nominate up to two directors to the board and a deputy general manager of the Company and/or Xi’an TCH and the right to approve of dividends or redemptions of stock and of modifications in the Company’s business plan.

In connection with the Notes and Loans and their conversion into or exchange for common stock of the Company, on August 18, 2010, the Company entered into a Registration Rights Agreement with Cinda, both for itself as the lender under the Note Agreement and as agent for the Jingu, pursuant to which the shares of the Company’s common stock which may be issued upon the conversion of the Notes and exchange for the Loans will be registered for sale with the SEC.

On August 18, 2010, the Company also entered into a Strategic Cooperative Agreement (“Strategic Agreement ”) with China Cinda Asset Management Co., Ltd. (“China Cinda”), an affiliate of Cinda. Under the Strategic Agreement, China Cinda will encourage its portfolio companies and clients to cooperate with the Company and assist the Company and its subsidiaries to develop energy improvement projects with China Cinda’s portfolio companies and clients. China Cinda may also in some circumstances provide financial services to the Company and its subsidiaries for which the Company will pay under separate arrangements. The Company or its subsidiaries will also pay certain service fees to China Cinda or its subsidiaries for any business they introduce to the Company or for assistance provided to the Company to reach agreements for the projects with the companies they introduce. China Cinda agrees that it and its subsidiaries will not provide client introduction service to the competitors of the Company, and the Company and its subsidiaries will not enter into any equity participation agreement with the competitors of China Cinda and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: August 20, 2010	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer